Exhibit 99.1

Navistar International Corporation
2701 Navistar Dr.
Lisle, IL 60532 USA
P: 331-332-5000
W: navistar.com

Media contacts:	Bre Whalen, Breana.Whalen@navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com

NAVISTAR ANNOUNCES CONDITIONAL FULL REDEMPTION OF 9.500% SENIOR SECURED NOTES DUE 2025

LISLE, Ill. – April 26, 2021 – Navistar International Corporation (“Navistar”) (NYSE: NAV), a leading U.S. truck maker, today announced that it delivered a Notice of Conditional Full Redemption (the “Conditional Notice”) to the holders of its outstanding 9.500% Senior Secured Notes due 2025 (the “Notes”). The Conditional Notice called for redemption on June 25, 2021 (the “Redemption Date”) of all the currently outstanding $600,000,000 aggregate principal amount of the Notes, subject to the satisfaction on or prior to the Redemption Date of the Merger Condition (as defined below). The redemption price of the Notes is 107.125% of the principal amount redeemed, which amount is equal to $1,071.25 per $1,000 principal amount of the Notes, plus accrued and unpaid interest up to, but not including, the Redemption Date.

The redemption is subject to and expressly conditioned upon the consummation of the closing of the merger of a subsidiary of TRATON SE (the “Merger Subsidiary”), with and into Navistar, with Navistar surviving the merger (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of November 7, 2020, among Navistar, TRATON SE and the Merger Subsidiary on terms satisfactory to Navistar and TRATON SE (the “Merger Condition”). The Redemption Date will be delayed until such time as the Merger Condition is satisfied (including more than 60 days after the issue date of this Notice of Conditional Full Redemption). Navistar will provide notice to the Trustee at least one Business Day prior to the Redemption Date in the event the Redemption Date is extended past June 25, 2021. Alternatively, in Navistar’s discretion, the redemption may not occur and the Conditional Notice may be rescinded in the event that the Merger Condition is not satisfied on or prior to the Redemption Date or by the Redemption Date so delayed.

The closing of the Merger is subject to a number of conditions. As a result, there can be no assurance that the redemption will occur on the Redemption Date or at all.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statements

Certain statements in this press release, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Navistar has no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of November 7, 2020, by and among Navistar, TRATON SE, a Societas Europaea and Dusk Inc., a Delaware corporation (the “Merger Agreement”); (iii) the effect of the announcement or pendency of the proposed acquisition on Navistar’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts Navistar’s current plans and operations and potential difficulties in Navistar’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential and existing litigation that may be instituted, or has been instituted, against Navistar or its directors or officers related to the proposed acquisition or the Merger Agreement; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (viii) such other factors as are set forth in Navistar’s periodic public filings with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2020, which was filed with the SEC on December 17, 2020, the definitive proxy statement on Schedule 14A, which was filed with the SEC on January 29. 2021, in connection with the proposed acquisition and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of communication with respect to future events. Navistar does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Navistar or any other person that the events or circumstances described in such statement are material.

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